CASTLIGHT HEALTH, INC. SC TO-T

Exhibit 99(a)(1)(e)

Offer To Purchase For Cash
All Outstanding
Shares of
Class A Common Stock and Class B Common Stock
of

CASTLIGHT HEALTH, INC.
at

$2.05 NET PER SHARE
Pursuant to the Offer to Purchase dated January 19, 2022
by

CARBON MERGER SUB, INC.,
a wholly owned subsidiary of
VERA WHOLE HEALTH, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON FEBRUARY 16, 2022, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

January 19, 2022

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated January 19, 2022 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related letter of transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by Carbon Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Vera Whole Health, Inc., a Delaware corporation (“Parent”), which is controlled by certain investment funds advised by Clayton, Dubilier & Rice, LLC, to purchase all of the issued and outstanding shares of Class A Common Stock, par value $0.0001 per share (the “Class A Shares”) and Class B Common Stock, par value $0.0001 per share (the “Class B Shares” and, together with the Class A Shares, the “Shares”), of Castlight Health, Inc., a Delaware corporation (“Castlight”), at a purchase price of $2.05 per Share, net to the seller, in cash, without interest and subject to any required withholding taxes (the “Offer Price”), upon the terms and subject to the conditions of the Offer.

Also enclosed is Castlight’s Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”), which was filed by Castlight with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Offer.

THE BOARD OF DIRECTORS OF CASTLIGHT UNANIMOUSLY RECOMMENDS THAT YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR SHARES IN THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account pursuant to the Offer.

Please note carefully the following:

1.The Offer Price is $2.05 per Share, net to the seller, in cash, without interest, and subject to any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

2.The Offer is being made for all issued and outstanding Shares.

3.The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of January 4, 2022 (together with any amendments or supplements thereto, the “Merger Agreement”), among Parent, Purchaser and Castlight, pursuant to which, after the completion of the Offer and provided that (1) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the Transactions (as defined below) shall have been terminated or expired, and any date before which each of the parties have committed in writing to any governmental authority not to close the Transactions shall have passed, and (2) no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger (as defined below) will be in effect, nor will any action have been taken by any governmental authority of competent jurisdiction, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, that in each case prohibits, makes illegal, or enjoins the consummation of the Merger, Purchaser will merge with and into Castlight (the “Merger”), without approval of Castlight’s stockholders, pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with Castlight surviving as the surviving corporation in the Merger. As a result of the Merger, the Class B Shares will cease to be publicly traded.

4.On January 4, 2022, the board of directors of Castlight (the “Castlight Board”) unanimously (i) determined the Transactions are fair to and in the best interests of Castlight and its stockholders, (ii) approved and declared advisable the execution and delivery of the Merger Agreement by Castlight, the performance by Castlight of its covenants and other obligations thereunder, and the consummation of the Transactions upon the terms and subject to the conditions set forth therein, (iii) resolved that the Merger Agreement and the Transactions shall be governed by and effected under Section 251(h) and other relevant provisions of the DGCL and (iv) resolved to recommend that the stockholders of Castlight accept the Offer and tender their Shares to Purchaser pursuant to the Offer on the terms and subject to the conditions set forth in the Merger Agreement.

5.The Offer and withdrawal rights will expire at one minute after 11:59 P.M., New York City time, on February 16, 2022, unless the Offer is extended by Purchaser in accordance with the Merger Agreement. Previously tendered Shares may be withdrawn at any time until the Offer has expired; and, if not previously accepted for payment, at any time, after March 20, 2022, pursuant to SEC (as defined in the Offer to Purchase) regulations.

6.The Offer is subject to the satisfaction of the Minimum Tender Condition (as defined in the Offer to Purchase) and the other conditions described in the Offer to Purchase. See Section 15—“Certain Conditions of the Offer” of the Offer to Purchase. The Offer is not subject to a financing condition.

7.Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Parent, after giving effect to the Transactions, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any state in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such state or any administrative or judicial action pursuant thereto. Purchaser may, in its discretion, take such action as it deems necessary to make the Offer to holders of Shares in such state. The Offer is being made to all holders of Shares. We are not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, “blue sky” or other law or regulation of such jurisdiction. If we become aware of any U.S. state in which the making of the Offer or the acceptance of Shares pursuant thereto would not be in compliance with law or regulation, we will make a good faith effort to comply with any such law or regulation. If, after such good faith effort, we cannot comply with any such law or regulation, the Offer will not be made to (nor will tenders be accepted from or on behalf of holders of) the holders of Shares in such state. In those jurisdictions where applicable laws or regulations require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM

With Respect to the Offer To Purchase For Cash
All Outstanding Shares of
Class A Common Stock and Class B Common Stock
of

CASTLIGHT HEALTH, INC.

at

$2.05 NET PER SHARE
Pursuant to the Offer to Purchase dated January 19, 2022
by

CARBON MERGER SUB, INC.
a wholly owned subsidiary of
VERA WHOLE HEALTH, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON FEBRUARY 16, 2022, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 19, 2022 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related letter of transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), in connection with the offer by Carbon Merger Sub, Inc. a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Vera Whole Health, Inc., a Delaware corporation, both of which are controlled by investment funds advised by Clayton, Dubilier & Rice, LLC, to purchase all of the issued and outstanding shares of Class A Common Stock, par value $0.0001 per share (the “Class A Shares”) and Class B Common Stock, par value $0.0001 per share (the “Class B Shares” and, together with the Class A Shares, the “Shares”), of Castlight Health, Inc., a Delaware corporation, at a purchase price of $2.05 per Share, net to the seller, in cash, without interest and subject to any required withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on the undersigned’s behalf will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY: __________________________SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:

(Signatures(s))

(Please Print Name(s))

Address:

(Include Zip Code)

Area Code and Telephone Number:

Taxpayer Identification Number or Social Security Number: